Issuer Free Writing Prospectus

Filed by Takeda Pharmaceutical Company Limited

Pursuant to Rule 433

Registration Statement No. 333- 239409

June 29, 2020

TAKEDA PHARMACEUTICAL COMPANY LIMITED

€750,000,000 0.750% SENIOR NOTES DUE 2027

FINAL TERM SHEET

Dated June 29, 2020

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	€750,000,000 0.750% Senior Notes due 2027 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB+ (Negative)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

Pricing Date:	June 29, 2020

Settlement Date:	July 9, 2020 (T+7)

Maturity Date:	July 9, 2027

Principal Amount:	€750,000,000

Coupon:	0.750% (per annum, payable annually in arrears)

Interest Payment Dates:	July 9 of each year, commencing July 9, 2021

Issue Price:	99.980% plus accrued interest, if any, if settlement occurs after July 9, 2020

Benchmark Security:	DBR 0.25% due February 15, 2027

Benchmark Security
Price:	106.220

Spread to Benchmark:	+141.8 bps

Mid-Swap Yield:	-0.297%

Spread to Mid-Swap:	+105 bps

Yield to Maturity:	0.753%

Day Count Fraction:	ACTUAL / ACTUAL (ICMA)

Business Days:	TARGET2 System, London, New York, Tokyo

Business Day Convention:	Following

Joint Bookrunners**:	Merrill Lynch International
Morgan Stanley & Co. International plc

Passive Bookrunners**:	BNP Paribas
Commerzbank Aktiengesellschaft
Nomura International plc

Co-Managers**:	Barclays Bank PLC
Citigroup Global Markets Limited
Wells Fargo Securities International Limited
Goldman Sachs & Co. LLC
HSBC Bank plc
ING BANK N.V., BELGIAN BRANCH

Billing & Delivery:	Morgan Stanley & Co. International plc

Trustee:	The Bank of New York Mellon

Settlement:	Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to May 9, 2027 (the “par call date”) upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders. The redemption price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Notes were redeemed on the par call date, discounted to the date of redemption on an annual basis at the Comparable Government Bond Rate (as defined in the preliminary prospectus supplement dated June 25, 2020 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 25 basis points; plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The Company has the option to redeem the Notes, in whole or in part, at any time on or after the par call date upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The redemption price for the Notes will be calculated on the basis of a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the concurrent offering of U.S. dollar-denominated senior notes, primarily to prepay borrowings under the syndicated term loan incurred in connection with the acquisition of Shire plc in 2019, and other outstanding borrowings that the Company may decide to repay prior to their maturities. Any remaining proceeds will be used for general corporate purposes or to prepay other indebtedness.

CUSIP:	874060 BA3

ISIN:	XS2197348324

Common Code:	219734832

Listing and Trading:	New York Stock Exchange

Governing Law:	New York Law

*	A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.
**

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Company has filed a registration statement (including a prospectus dated June 24, 2020 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 25, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling Merrill Lynch International toll-free at 1-800-294-1322 or Morgan Stanley & Co. International plc toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

MiFID II professionals/ECPs-only/No PRIIPs KID - Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “MIFID II product governance / Professional investors and ECPs only target market and “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the Preliminary Prospectus.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

€850,000,000 1.000% SENIOR NOTES DUE 2029

FINAL TERM SHEET

Dated June 29, 2020

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	€850,000,000 1.000% Senior Notes due 2029 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB+ (Negative)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

Pricing Date:	June 29, 2020

Settlement Date:	July 9, 2020 (T+7)

Maturity Date:	July 9, 2029

Principal Amount:	€850,000,000

Coupon:	1.000% (per annum, payable annually in arrears)

Interest Payment Dates:	July 9 of each year, commencing July 9, 2021

Issue Price:	99.803% plus accrued interest, if any, if settlement occurs after July 9, 2020

Benchmark Security:	DBR 0.25% due February 15, 2029

Benchmark Security
Price:	107.270

Spread to Benchmark:	+159.3 bps

Mid-Swap Yield:	-0.227%

Spread to Mid-Swap:	+125 bps

Yield to Maturity:	1.023%

Day Count Fraction:	ACTUAL / ACTUAL (ICMA)

Business Days:	TARGET2 System, London, New York, Tokyo

Business Day Convention:	Following

Joint Bookrunners**:	Merrill Lynch International
Morgan Stanley & Co. International plc

Passive Bookrunners**:	BNP Paribas
Commerzbank Aktiengesellschaft
Nomura International plc

Co-Managers**:	Barclays Bank PLC
Citigroup Global Markets Limited
Wells Fargo Securities International Limited
Goldman Sachs & Co. LLC
HSBC Bank plc
ING BANK N.V., BELGIAN BRANCH

Billing & Delivery:	Morgan Stanley & Co. International plc

Trustee:	The Bank of New York Mellon

Settlement:	Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to April 9, 2029 (the “par call date”) upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders. The redemption price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Notes were redeemed on the par call date, discounted to the date of redemption on an annual basis at the Comparable Government Bond Rate (as defined in the preliminary prospectus supplement dated June 25, 2020 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 25 basis points; plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The Company has the option to redeem the Notes, in whole or in part, at any time on or after the par call date upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The redemption price for the Notes will be calculated on the basis of a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the concurrent offering of U.S. dollar-denominated senior notes, primarily to prepay borrowings under the syndicated term loan incurred in connection with the acquisition of Shire plc in 2019, and other outstanding borrowings that the Company may decide to repay prior to their maturities. Any remaining proceeds will be used for general corporate purposes or to prepay other indebtedness.

CUSIP:	874060 BB1

ISIN:	XS2197348597

Common Code:	219734859

Listing and Trading:	New York Stock Exchange

Governing Law:	New York Law

*	A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.
**

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Company has filed a registration statement (including a prospectus dated June 24, 2020 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 25, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling Merrill Lynch International toll-free at 1-800-294-1322 or Morgan Stanley & Co. International plc toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

MiFID II professionals/ECPs-only/No PRIIPs KID - Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “MIFID II product governance / Professional investors and ECPs only target market and “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the Preliminary Prospectus.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

€1,000,000,000 1.375% SENIOR NOTES DUE 2032

FINAL TERM SHEET

Dated June 29, 2020

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	€1,000,000,000 1.375% Senior Notes due 2032 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB+ (Negative)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

Pricing Date:	June 29, 2020

Settlement Date:	July 9, 2020 (T+7)

Maturity Date:	July 9, 2032

Principal Amount:	€1,000,000,000

Coupon:	1.375% (per annum, payable annually in arrears)

Interest Payment Dates:	July 9 of each year, commencing July 9, 2021

Issue Price:	99.890% plus accrued interest, if any, if settlement occurs after July 9, 2020

Benchmark Security:	DBR 0% due February 15, 2030

Benchmark Security
Price:	104.980

Spread to Benchmark:	+188.9 bps

Mid-Swap Yield:	-0.115%

Spread to Mid-Swap:	+150 bps

Yield to Maturity:	1.385%

Day Count Fraction:	ACTUAL / ACTUAL (ICMA)

Business Days:	TARGET2 System, London, New York, Tokyo

Business Day Convention:	Following

Joint Bookrunners**:	Merrill Lynch International
Morgan Stanley & Co. International plc

Passive Bookrunners**:	BNP Paribas
Commerzbank Aktiengesellschaft
Nomura International plc

Co-Managers**:	Barclays Bank PLC
Citigroup Global Markets Limited
Wells Fargo Securities International Limited
Goldman Sachs & Co. LLC
HSBC Bank plc
ING BANK N.V., BELGIAN BRANCH

Billing & Delivery:	Morgan Stanley & Co. International plc

Trustee:	The Bank of New York Mellon

Settlement:	Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to April 9, 2032 (the “par call date”) upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders. The redemption price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Notes were redeemed on the par call date, discounted to the date of redemption on an annual basis at the Comparable Government Bond Rate (as defined in the preliminary prospectus supplement dated June 25, 2020 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 30 basis points; plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The Company has the option to redeem the Notes, in whole or in part, at any time on or after the par call date upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The redemption price for the Notes will be calculated on the basis of a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the concurrent offering of U.S. dollar-denominated senior notes, primarily to prepay borrowings under the syndicated term loan incurred in connection with the acquisition of Shire plc in 2019, and other outstanding borrowings that the Company may decide to repay prior to their maturities. Any remaining proceeds will be used for general corporate purposes or to prepay other indebtedness.

CUSIP:	874060 BC9

ISIN:	XS2197349645

Common Code:	219734964

Listing and Trading:	New York Stock Exchange

Governing Law:	New York Law

*	A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.
**

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Company has filed a registration statement (including a prospectus dated June 24, 2020 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 25, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling Merrill Lynch International toll-free at 1-800-294-1322 or Morgan Stanley & Co. International plc toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

MiFID II professionals/ECPs-only/No PRIIPs KID - Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “MIFID II product governance / Professional investors and ECPs only target market and “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the Preliminary Prospectus.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

€1,000,000,000 2.000% SENIOR NOTES DUE 2040

FINAL TERM SHEET

Dated June 29, 2020

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	€1,000,000,000 2.000% Senior Notes due 2040 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB+ (Negative)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

Pricing Date:	June 29, 2020

Settlement Date:	July 9, 2020 (T+7)

Maturity Date:	July 9, 2040

Principal Amount:	€1,000,000,000

Coupon:	2.000% (per annum, payable annually in arrears)

Interest Payment Dates:	July 9 of each year, commencing July 9, 2021

Issue Price:	99.300% plus accrued interest, if any, if settlement occurs after July 9, 2020

Benchmark Security:	DBR 4.75% due July 4, 2040

Benchmark Security
Price:	201.610

Spread to Benchmark:	+225.8 bps

Mid-Swap Yield:	0.043%

Spread to Mid-Swap:	+200 bps

Yield to Maturity:	2.043%

Day Count Fraction:	ACTUAL / ACTUAL (ICMA)

Business Days:	TARGET2 System, London, New York, Tokyo

Business Day Convention:	Following

Joint Bookrunners**:	Merrill Lynch International
Morgan Stanley & Co. International plc

Passive Bookrunners**:	BNP Paribas
Commerzbank Aktiengesellschaft Nomura International plc

Co-Managers**:	Barclays Bank PLC Citigroup Global Markets Limited Wells Fargo Securities International Limited Goldman Sachs & Co. LLC HSBC Bank plc ING BANK N.V., BELGIAN BRANCH

Billing & Delivery:	Morgan Stanley & Co. International plc

Trustee:	The Bank of New York Mellon

Settlement:	Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to January 9, 2040 (the “par call date”) upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders. The redemption price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Notes were redeemed on the par call date, discounted to the date of redemption on an annual basis at the Comparable Government Bond Rate (as defined in the preliminary prospectus supplement dated June 25, 2020 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 35 basis points; plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The Company has the option to redeem the Notes, in whole or in part, at any time on or after the par call date upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The redemption price for the Notes will be calculated on the basis of a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the concurrent offering of U.S. dollar-denominated senior notes, primarily to prepay borrowings under the syndicated term loan incurred in connection with the acquisition of Shire plc in 2019, and other outstanding borrowings that the Company may decide to repay prior to their maturities. Any remaining proceeds will be used for general corporate purposes or to prepay other indebtedness.

CUSIP:	874060 BE5

ISIN:	XS2198582301

Common Code:	219858230

Listing and Trading:	New York Stock Exchange

Governing Law:	New York Law

*	A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.
**

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Company has filed a registration statement (including a prospectus dated June 24, 2020 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 25, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling Merrill Lynch International toll-free at 1-800-294-1322 or Morgan Stanley & Co. International plc toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

MiFID II professionals/ECPs-only/No PRIIPs KID - Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “MIFID II product governance / Professional investors and ECPs only target market and “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the Preliminary Prospectus.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.